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                                                                   EXHIBIT 10.7


                                    FORM OF
               INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

                  In exchange for my becoming employed (or my employment being continued) by PROBEX CORPORATION, or its subsidiaries, affiliates, or successors (hereinafter referred to collectively as the "Company"), I hereby agree to the following:

                  No Conflicting Employment

                  I will perform for the Company such duties as may be designated by the Company from time to time. During my period of employment by the Company, I will devote my best efforts to the interests of the Company and will not engage in, without the prior written consent of the Company, other employment or in any activities that could reasonably be expected to result in an adverse effect to the Company.

                  Protection and Declaration of Inventions

                  As used in this Agreement, the term, "Inventions" means designs, trademarks, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas or copyrightable works, including all rights to obtain, register, perfect, and enforce these proprietary interests.

                  Without further compensation, I hereby agree promptly to disclose to the Company and I hereby assign and agree to assign to the Company or its designee, my entire right, title and interest in and to all Inventions which I, solely or jointly, may conceive or reduce to practice or may have previously conceived or reduced to practice during the period of my employment with the Company:

                  (a) which pertain to the oil refining, re-refining or petro-chemical industry or to any other line of business or activity of the Company, which the Company intended to pursue prior to the disclosure of my Invention as evidenced by the books and records of the Company,

                  (b) which are aided by the use of time, material or facilities of the Company, whether or not during working hours, (other than incidental use of the Company's personal computers or telephones prior to the date hereof, provided that such use shall not have exceeded ten such occasions) or

                  (c) which relate to any of my work during the period of my employment with the Company from the date hereof whether or not during normal working hours.

                  No rights are hereby conveyed in Inventions, if any, made by me prior to my employment with the Company which are specifically identified in a sheet attached to and made a part of this Agreement, if any (which attachment contains no confidential


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information). However, the Company shall have the non-exclusive royalty free right to use, within the oil refining, re-refining or petro-chemical industry or any other line of business of the Company, which the Company intended to pursue prior to the disclosure of my Invention as evidenced by the books and records of the Company, any and all Inventions which I, solely or jointly, may conceive, develop, or reduce to practice or may have previously conceived, developed, or reduced to practice during the period of my employment with the Company.

                  I agree to perform during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, to obtain and enforce the full benefits, enjoyment, rights, title and interest throughout the world in the Inventions hereby assigned to the Company as set forth in the paragraph above. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.

                  In the event that the Company is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to such Inventions (including renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and on my behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by me.

                  I agree to disclose all Inventions solely or jointly conceived or reduced to practice by me in confidence to the Company.

                  For purposes of this Agreement, an Invention will be deemed to have been conceived when there shall have been formed in the mind of the Inventor(s) a definite and permanent idea of the complete and operative Invention such that only ordinary skill will be necessary to reduce the Invention to practice, without extensive research or experimentation.

                  Confidential and Proprietary Information

                  As used in the Agreement, the term "Confidential Information" means proprietary information, trade secret or knowledge belonging to the Company, including without limitation (1) business, pricing, marketing, and cost data; (2) technical information regarding the Company's products; (3) secret Inventions owned by or assigned to the Company or assignable to the Company pursuant to this agreement or similar agreements executed by other employees of the Company; (4) computer software; (5) computer software documentation; (6) confidential customer information; (7) customer and supplier lists; (8) contents of contracts and agreements; (9) customer requirements and specifications; (10) designs, development techniques, and other products, processes, or formulae; and (11) any other information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is


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proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise.

                  I agree to hold in confidence and not, directly or indirectly, to use or disclose, either during or after termination of my employment with the Company any Confidential Information I obtain or create during the period of my employment, whether or not during working hours, except to the extent authorized by the Company, until such Confidential Information becomes generally known. I agree not to make copies of such Confidential Information except as authorized by the Company.

                  Return of Proprietary Materials

                  I agree that all Confidential Information is and shall remain the property of the Company. Upon termination of my employment or upon an earlier request of the Company, I will return or deliver to the Company all tangible forms of such Confidential Information in my possession or control, including but not limited to drawings, specifications, documents, records, devices, models, or any other material and copies or reproductions thereof.

                  Prior Employment Information

                  I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information, or material belonging to any previous employer or others. I agree not to enter into any agreement, either written or oral, in conflict with the provisions of this Agreement. I certify that, to the best of my information and belief, I am not a party to any other agreement which will interfere with my full compliance of this Agreement.

                  Non-Solicitation of Employees

                  I understand that the Company's ability to operate its business depends upon its ability to attract and retain skilled people, and that the Company invests and will continue to invest substantial resources in the training of its employees, and that candidates for employment having the same abilities, knowledge, and skills as those employed by the Company may not be generally available in the marketplace. I agree, therefore, that I will not, for forty-eight months after the term of my employment, encourage or seek to solicit or recruit any employee of the Company to terminate or alter his/her relationship with the Company to the detriment of the Company.

                  Severability

                  If for any reason any of the terms of this Invention Assignment and Confidentiality Agreement shall be deemed unenforceable, in whole or in part, by a court of


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competent jurisdiction, I understand and agree that this shall not affect the validity or enforceability of any other term of this agreement.

                  Binding Effect

                  This agreement (a) shall survive my employment by the Company, (b) does not in any way restrict my right or the right of the Company to terminate my employment, (c) will be for the benefit of successors and assigns of the Company, and (d) is binding upon my heirs and legal representatives, provided that this agreement shall not be binding until the Company successfully conducts an Acceptance Test on crankcase used oil, as defined in and pursuant to the Convertible Loan, Warrant and Security Agreement, dated June 30, 1998, between the Company and HSB Engineering Finance Corporation, in which event this agreement shall be deemed to have been effective and binding as of the date hereof.

                  I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and willfully and faithfully comply with such provisions.


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Date                                  Employee Signature


                                      ----------------------------------
                                      Print Employee Name


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                                 ATTACHMENT TO
                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT
                                      for

                        -------------------------------
                                Name of Employee





                               LIST OF INVENTIONS





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